Exhibit 99.1

Alteryx Announces Second Quarter 2019 Financial Results

Second Quarter Revenue of $82.0 Million, up 59% Year-Over-Year
Dollar-Based Net Expansion Rate of 133%

IRVINE, Calif. – July 31, 2019 – Alteryx, Inc. (NYSE: AYX), revolutionizing business through data science and analytics, today announced financial results for its second quarter ended June 30, 2019.
“Our forward momentum continued in the second quarter highlighted by revenue growth of 59% year-over-year and net expansion rates of over 130% driven by both strong market tailwinds and solid execution,” said Dean Stoecker, CEO of Alteryx, Inc. “We continue to be humbled and amazed by the innovative ways our customers are leveraging the Alteryx platform to transform their business in remarkable ways.”
Second Quarter 2019 Financial Highlights

•	Revenue: Revenue for the second quarter of 2019 was $82.0 million, an increase of 59%, compared to revenue of $51.5 million in the second quarter of 2018.

•
Gross Profit: GAAP gross profit for the second quarter of 2019 was $72.7 million, or a GAAP gross margin of 89%, compared to GAAP gross profit of $46.2 million, or a GAAP gross margin of 90%, in the second quarter of 2018. Non-GAAP gross profit for the second quarter of 2019 was $74.3 million, or a non-GAAP gross margin of 91%, compared to non-GAAP gross profit of $46.9 million, or a non-GAAP gross margin of 91%, in the second quarter of 2018.

•
Income (Loss) from Operations: GAAP loss from operations for the second quarter of 2019 was $(8.3) million, compared to $(3.4) million for the second quarter of 2018. Non-GAAP income from operations for the second quarter of 2019 was $0.8 million compared to non-GAAP income from operations of $1.1 million for the second quarter of 2018.

•
Net Income (Loss): GAAP net loss attributable to common stockholders for the second quarter of 2019 was $(3.2) million, compared to $(4.2) million for the second quarter of 2018. GAAP net loss per diluted share for the second quarter of 2019 was $(0.05), based on 62.6 million GAAP weighted-average diluted shares outstanding, compared to GAAP net loss per diluted share of $(0.07), based on 60.7 million GAAP weighted-average diluted shares outstanding for the second quarter of 2018.

Non-GAAP net income and non-GAAP net income per diluted share for the second quarter of 2019 were $0.9 million and $0.01, respectively, compared to break-even non-GAAP net income and non-GAAP net income per diluted share for the second quarter of 2018. Non-GAAP net income per diluted share for the second quarter of 2019 was based on 68.5 million non-GAAP weighted-average diluted shares outstanding.

•
Balance Sheet and Cash Flow: As of June 30, 2019, we had cash, cash equivalents, and short-term and long-term investments of $426.8 million, compared with $426.2 million as of December 31, 2018. Cash provided by operating activities for the first six months of 2019 was $6.7 million compared to cash provided by operating activities of $6.4 million for the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Operating Measures.”

Second Quarter 2019 and Recent Business Highlights

•	Ended the second quarter of 2019 with 5,278 customers, a 34% increase from the second quarter of 2018. Added 305 net new customers in the second quarter of 2019.

•	Achieved a dollar-based net expansion rate (annual contract value based) of 133% for the second quarter of 2019.

•	Hosted the largest-ever Alteryx user conference, U.S. Inspire 2019, which brought together approximately 4,500 customers, partners and employees to celebrate the Alteryx Community.

•	Named one of the 2019 Best Places to Work in Orange County for the fourth consecutive year.
Financial Outlook
As of July 31, 2019, guidance for the third quarter 2019 and full year 2019 is as follows:

•	Third Quarter 2019 Guidance:

•	Revenue is expected to be in the range of $88.0 million to $91.0 million, an increase of 41% to 45% year-over-year.

•	Non-GAAP income from operations is expected to be in the range of $5.0 million to $8.0 million.

•	Non-GAAP net income per share is expected to be in the range of $0.06 to $0.09 based on approximately 70.0 million non-GAAP weighted-average diluted shares outstanding.

•	Full Year 2019 Guidance:

•	Revenue is now expected to be in the range of $370.0 million to $375.0 million, an increase of 46% to 48% year-over-year.

•	Non-GAAP income from operations is now expected to be in the range of $35.0 million to $40.0 million.

•
Non-GAAP net income per share is now expected to be in the range of $0.44 to $0.50 based on approximately 69.5 million non-GAAP weighted-average diluted shares outstanding and an effective tax rate of 20%.

The financial outlook above for non-GAAP income (loss) from operations and non-GAAP net income (loss) per share exclude estimates for stock-based compensation expense, acquisition related adjustments, amortization of debt discount and issuance costs, and certain non-recurring items. A reconciliation of the non-GAAP financial guidance measures to corresponding GAAP measures is not available on a forward-looking basis primarily as a result of the uncertainty regarding, and the potential variability of, stock-based compensation expense, acquisition related adjustments, amortization of debt discount and issuance costs, and certain non-recurring items. In particular, stock-based compensation expense is impacted by our future hiring and retention needs, as well as the future fair market value of our Class A common stock, all of which is not within our control, is difficult to predict, and is subject to constant change. The actual amount of these expenses during 2019 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of the non-GAAP financial guidance measures to the corresponding GAAP measures is not available without unreasonable effort.
Quarterly Conference Call
Alteryx will host a conference call today at 5:00 p.m. Eastern Time to discuss the company’s financial results. To access this call, dial 877-407-9716 (domestic) or 201-493-6779 (international). A live webcast of this conference call will be available on the “Investors Relations” page of the company’s website at https://investor.alteryx.com.
Following the conference call, a telephone replay will be available through August 7, 2019, at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13692466. An archived webcast of this conference call will also be available on the “Investors Relations” page of the company’s website at https://investor.alteryx.com.
Non-GAAP Financial Measures and Operating Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, and non-GAAP weighted-average diluted shares outstanding. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. We exclude the following items from one or more of our non-GAAP financial measures:
Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.
Acquisition-related adjustments. We exclude amortization of intangible assets and changes in fair value of contingent consideration, which are non-cash, related to business combinations from certain of our non-GAAP financial measures. We exclude such expenses as they are related to a business combination and have no direct correlation to the operation of our business.
Convertible senior notes adjustments. We exclude the portion of amortization of debt discount and issuance costs that relate to the equity component of our convertible notes, which are non-cash, from certain of our non-GAAP financial measures. We exclude such expenses as they are non-cash and have no direct correlation to the operation of our business.
Income tax adjustments. We utilize a fixed annual projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance, excess tax benefits associated with stock options, and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this rate, we evaluated an annual projection that excludes the direct impact of the following non-cash items: stock-based compensation expenses, amortization of purchased intangibles, and the amortization of debt discount and issuance costs. The projected rate also assumes no new acquisitions, and considers other factors including our expected tax structure, our tax positions in various jurisdictions and key legislation in major jurisdictions where we operate. We used a projected non-GAAP tax rate of 20% and 23% for 2019 and 2018, respectively. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix including due to acquisition activity, or other changes to our strategy or business operations. We will re-evaluate our long-term rate as appropriate.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, we exclude stock-based compensation expense, amortization of intangible assets, and amortization of debt discount and issuance costs which are recurring and will be reflected in our financial results for the foreseeable future. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.
Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our outlook for the third quarter 2019 and full year 2019, our market opportunity, our ability to execute our long-term growth strategy, our non-GAAP tax rate for 2019, and other future events. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including, but not limited to: our ability to manage our growth effectively; our ability to expand our talent base, particularly our sales force and software engineers, and increase their productivity; our history of losses; the rate of growth in the market for analytics products and services; our dependence on our software platform for substantially all of our revenue; our ability to attract new customers and expand sales to existing customers; our ability to develop and release product and service enhancements and new products and services to respond to rapid technological change in a timely and cost-effective manner; intense and increasing competition in our market; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; our ability to establish and maintain successful relationships with our channel partners; our dependence on technology and data licensed to us by third parties; risks associated with our international operations; litigation, and related costs; security breaches; and other general market, political, economic, and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, which is available on the “Investor Relations” page of our website at https://investor.alteryx.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.
About Alteryx, Inc.
Revolutionizing business through data science and analytics, Alteryx offers an end-to-end analytics platform that empowers data analysts and scientists alike to break data barriers, deliver insights, and experience the thrill of getting to the answer faster. Organizations all over the world rely on Alteryx daily to deliver actionable insights. For more information visit www.alteryx.com.
Alteryx is a registered trademark of Alteryx, Inc. All other product and brand names may be trademarks or registered trademarks of their respective owners.
Media Contact
Alteryx, Inc.
Emily Singer
esinger@alteryx.com
Investor Contacts
Alteryx, Inc.
Karen Moran, 844-842-1912
VP Investor Relations
ir@alteryx.com

Alteryx, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$82,043	$51,502	$158,063	$101,831
Cost of revenue	9,295	5,269	17,295	10,273
Gross profit	72,748	46,233	140,768	91,558
Operating expenses:
Research and development	16,381	10,181	30,453	20,949
Sales and marketing	48,185	27,539	86,635	49,618
General and administrative	16,470	11,938	36,370	21,733
Total operating expenses	81,036	49,658	153,458	92,300
Loss from operations	(8,288)	(3,425)	(12,690)	(742)
Interest expense	(3,098)	(1,398)	(6,084)	(1,400)
Other income (expense), net	847	(834)	3,676	(64)
Loss before benefit of income taxes	(10,539)	(5,657)	(15,098)	(2,206)
Benefit of income taxes	(7,320)	(1,418)	(17,793)	(2,864)
Net income (loss)	$(3,219)	$(4,239)	$2,695	$658
Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.05)	$(0.07)	$0.04	$0.01
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders, basic	62,613	60,685	62,271	60,372
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders, diluted	62,613	60,685	67,994	63,662

Alteryx, Inc.
Stock-Based Compensation Expense
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cost of revenue	$410	$206	$717	$345
Research and development	1,516	721	2,355	1,954
Sales and marketing	3,152	1,613	5,351	2,770
General and administrative	2,946	1,354	4,936	2,614
Total	$8,024	$3,894	$13,359	$7,683

Alteryx, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$108,004	$89,974
Short-term investments	224,652	239,718
Accounts receivable, net	64,977	94,922
Prepaid expenses and other current assets	43,522	37,199
Total current assets	441,155	461,813
Property and equipment, net	13,984	11,729
Operating lease right-of-use assets	31,575	—
Long-term investments	94,146	96,551
Goodwill	19,004	9,494
Intangible assets, net	16,527	7,491
Other assets	47,111	31,089
Total assets	$663,502	$618,167
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,823	$5,028
Accrued payroll and payroll related liabilities	18,989	24,659
Accrued expenses and other current liabilities	16,836	10,878
Deferred revenue	71,767	84,015
Convertible senior notes, net	179,160	—
Total current liabilities	297,575	124,580
Convertible senior notes, net	—	173,647
Deferred revenue	1,824	2,130
Operating lease liabilities	28,411	—
Other liabilities	4,264	15,992
Total liabilities	332,074	316,349
Stockholders’ equity:
Preferred stock	—	—
Common stock	6	6
Additional paid-in capital	341,110	315,291
Accumulated deficit	(10,213)	(12,908)
Accumulated other comprehensive income (loss)	525	(571)
Total stockholders’ equity	331,428	301,818
Total liabilities and stockholders’ equity	$663,502	$618,167

Alteryx, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income (loss)	$(3,219)	$(4,239)	$2,695	$658
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,338	1,164	1,986	2,433
Non-cash operating lease cost	1,134	—	2,134	—
Stock-based compensation	8,024	3,894	13,359	7,683
Amortization of debt discount and issuance costs	2,814	1,261	5,513	1,261
Deferred income taxes	(7,490)	3,430	(18,040)	3,422
Provision for (recoveries of) doubtful accounts	76	27	(47)	(81)
Change in fair value of contingent consideration	(75)	162	(75)	455
Loss on disposal of assets	—	9	—	9
Loss on remeasurement of intercompany loan	949	—	37	—
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(12,590)	(15,083)	30,290	5,470
Deferred commissions	(889)	(2,262)	(2,066)	(3,471)
Prepaid expenses and other current assets and other assets	(7,794)	(3,916)	(15,270)	(11,884)
Accounts payable	2,991	6,585	4,753	7,028
Accrued payroll and payroll related liabilities	4,672	2,483	(5,871)	(153)
Accrued expenses and other current liabilities	2,657	(1,983)	3,228	(4,932)
Deferred revenue	(133)	2,551	(12,957)	(1,713)
Other liabilities	(1,830)	189	(2,996)	188
Net cash provided by (used in) operating activities	(9,365)	(5,728)	6,673	6,373
Cash flows from investing activities:
Purchases of property and equipment	(2,022)	(2,089)	(3,550)	(3,505)
Cash paid in business acquisitions, net of cash acquired	(16,604)	5	(16,604)	(3,537)
Purchases of investments	(73,229)	(188,226)	(146,782)	(271,817)
Maturities of investments	90,059	28,374	167,040	39,374
Net cash provided by (used in) investing activities	(1,796)	(161,936)	104	(239,485)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	224,775	—	224,775
Purchase of capped calls	—	(19,113)	—	(19,113)
Proceeds from receipt of Section 16(b) disgorgement	—	—	4,918	—
Proceeds from exercise of stock options, net of taxes remitted	(5,198)	1,852	13,227	6,824
Minimum tax withholding paid on behalf of employees for restricted stock units	(2,822)	(48)	(5,261)	(48)
Settlement of acquisition-related contingent consideration	—	—	(1,000)	—
Other financing payments	—	(83)	(305)	(415)
Net cash provided by (used in) financing activities	(8,020)	207,383	11,579	212,023
Effect of exchange rate changes on cash, cash equivalents and restricted cash	148	(225)	43	(56)
Net increase (decrease) in cash, cash equivalents and restricted cash	(19,033)	39,494	18,399	(21,145)
Cash, cash equivalents and restricted cash—beginning of period	128,393	59,277	90,961	119,916
Cash, cash equivalents and restricted cash—end of period	$109,360	$98,771	$109,360	$98,771

Alteryx, Inc.
Reconciliation of GAAP Measures to Non-GAAP Measures

(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of non-GAAP gross profit:
GAAP gross profit	$72,748	$46,233	$140,768	$91,558
GAAP gross margin	89%	90%	89%	90%
Add back:
Stock-based compensation expense	410	206	717	345
Amortization of intangible assets	1,096	451	1,542	897
Non-GAAP gross profit	$74,254	$46,890	$143,027	$92,800
Non-GAAP gross margin	91%	91%	90%	91%
Reconciliation of non-GAAP income from operations:
GAAP loss from operations	$(8,288)	$(3,425)	$(12,690)	$(742)
GAAP operating margin	(10)%	(7)%	(8)%	(1)%
Add back:
Stock-based compensation expense	8,024	3,894	13,359	7,683
Amortization of intangible assets	1,152	517	1,657	994
Contingent consideration expense (income)	(75)	162	(75)	455
Non-GAAP income from operations	$813	$1,148	$2,251	$8,390
Non-GAAP operating margin	1%	2%	1%	8%
Reconciliation of non-GAAP net income:
GAAP net income (loss) attributable to common stockholders	$(3,219)	$(4,239)	$2,695	$658
Add back:
Stock-based compensation expense	8,024	3,894	13,359	7,683
Amortization of intangible assets	1,152	517	1,657	994
Amortization of debt discount and issuance costs	2,558	1,146	5,010	1,146
Contingent consideration expense (income)	(75)	162	(75)	455
Income tax adjustments	(7,544)	(1,432)	(18,764)	(4,721)
Non-GAAP net income	$896	$48	$3,882	$6,215
Non-GAAP diluted income per share:
Non-GAAP net income	$896	$48	$3,882	$6,215
Non-GAAP weighted-average shares used to compute net income per share attributable to common stockholders, diluted	68,504	63,843	67,994	63,662
Non-GAAP net income per share, diluted	$0.01	$0.00	$0.06	$0.10
Reconciliation of non-GAAP diluted net income per share:
GAAP net income (loss) per share attributable to common stockholders, diluted	$(0.05)	$(0.07)	$0.04	$0.01
Add back:
Non-GAAP adjustments to net income (loss) per share	0.06	0.07	0.02	0.09
Non-GAAP net income per share, diluted	$0.01	$0.00	$0.06	$0.10
Reconciliation of non-GAAP diluted weighted-average shares outstanding:
GAAP weighted-average shares used to compute net income (loss) per share attributable to common stockholders, diluted	62,613	60,685	67,994	63,662
Add back:
Effect of potentially dilutive shares	5,891	3,158	—	—
Non-GAAP weighted-average shares used to compute non- GAAP net income per share, diluted	68,504	63,843	67,994	63,662
Alteryx, Inc.
Key Business Metrics
(unaudited)
Number of Customers. We define a customer at the end of any particular period as an entity with a subscription agreement that runs through the current or future period as of the measurement date. Organizations with free trials have not entered into a subscription agreement and are not considered customers. A single organization with separate subsidiaries, segments, or divisions that use our platform may represent multiple customers, as we treat each entity that is invoiced separately as a single customer. In cases where customers subscribe to our platform through our channel partners, each end customer is counted separately.

	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,
	2018	2018	2018	2018	2019	2019
Customers	3,673	3,940	4,315	4,696	4,973	5,278

Dollar-Based Net Expansion Rate.  Our dollar-based net expansion rate is a trailing four-quarter average of the annual contract value, or ACV, which is defined as the subscription revenue that we would contractually expect to recognize over the term of the contract divided by the term of the contract, in years, from a cohort of customers in a quarter as compared to the same quarter in the prior year.  To calculate our dollar-based net expansion rate, we first identify a cohort of customers, or the Base Customers, in a particular quarter, or the Base Quarter. A customer will not be considered a Base Customer unless such customer has an active subscription on the last day of the Base Quarter. We then divide the ACV in the same quarter of the subsequent year attributable to the Base Customers, or the Comparison Quarter, including Base Customers from which we no longer derive ACV in the Comparison Quarter, by the ACV attributable to those Base Customers in the Base Quarter. Our dollar-based net expansion rate in a particular quarter is then obtained by averaging the result from that particular quarter with the corresponding result from each of the prior three quarters. The dollar-based net expansion rate excludes contract value relating to professional services from that cohort.

	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,
	2018	2018	2018	2018	2019	2019
Dollar-based net expansion rate	129%	129%	131%	132%	134%	133%

Remaining Performance Obligations. Remaining performance obligations represent amounts from contracts with customers allocated to unsatisfied or partially unsatisfied performance obligations that are not yet recorded in revenue in our condensed consolidated statements of operations (in millions).

	Dec. 31,	Mar. 31,	Jun. 30,
	2018	2019	2019
Remaining performance obligations	$223.1	$214.0	$238.8